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                                                                   EXHIBIT 10.17

                    NON-EXCLUSIVE PATENT LICENSE AGREEMENT
                                      FOR
                          DISC PRODUCT MANUFACTURERS


       This AGREEMENT is made effective this 1st day of June, 1996, by and between DISCOVISION ASSOCIATES, a joint venture subject to the State of California partnership law, having a place of business at 2355 Main Street, Suite 200, Irvine, California 92714, United States of America (hereinafter referred to as DVA) and FUTURE MEDIA PRODUCTIONS, a California corporation, having a place of business at 25136 Anza Drive, Valencia, California 91355 (hereinafter referred to as LICENSEE), who agree as follows:

SECTION 1.0  RECITALS

1.1 DVA has the right to grant licenses under certain DVA-owned United States and Canadian patents relating to the design, manufacture, and sale of optical disc products such as compact discs and CD-ROM discs.

1.2 DVA is prepared to grant non-exclusive licenses under such patents on reasonable terms and conditions to financially sound and commercially responsible applicants.

1.3 LICENSEE has produced and/or sold and intends to continue producing and/or selling products which may embody patented inventions covered by such DVA patents or which may be made using apparatus or methods which may embody such patented inventions. These products are manufactured by: (1) LICENSEE; (2) manufacturers licensed by DVA who do not pay United States and Canadian royalty rates; (3) manufacturers licensed by DVA who pay United States and Canadian royalty rates; or (4) manufacturers not licensed by DVA. As specified later in this Agreement, the amount of any royalty to be paid by LICENSEE to DVA depends partly on the source of the product.

1.4 DVA is offering LICENSEE, as an option herein, a license under individual ones of its patents, the availability of such license under any one or more of DVA's patents being in no way conditioned on the need for LICENSEE to take a license under any other DVA's patents.
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1.5    LICENSEE has determined that its business interests will be best served by taking a license under the terms and conditions of this Agreement.
       In so doing, LICENSEE understands that if less than all DVA patents are licensed, then licenses under additional DVA patents may be required before LICENSEE can make or sell optical disc products free and clear of all claims of patent infringement by DVA. Information regarding infringement of additional DVA patents may be obtained by using the factory inspection provisions of Section 10.0 herein.

SECTION 2.0 DEFINITIONS

2.1 "Information Storage Medium" (Media) shall mean any record carrier primarily designed to store and/or record any type of information.

2.2 "Disc(s)" shall mean any pre-recorded, non-recordable and non-erasable Information Storage Medium in the shape of a disc and having information recorded thereon in one or more information bearing layers, which information is recoverable using optical detection means.

2.3 "Digital Disc(s)" shall mean a Disc having pre-recorded thereon digitally encoded information. Digital Discs shall be limited to Discs commonly known as Compact Disc Digital Audio Discs or CD Digital Audio Discs, Compact Disc Single Discs or CD Single Discs, Compact Disc Read Only Memory Discs or CD-ROM Discs, Compact Disc-Graphics Discs or CD-G Discs, Compact Disc-Interactive Discs or CD-I Discs, and Pre-Recorded Mini Discs.

2.4 "Compact Disc Digital Audio Disc(s)" or "CD Digital Audio Disc(s)" shall mean a Digital Disc having pre-recorded thereon audio entertainment information. A CD Digital Audio Disc is defined herein according to the definition in a specification entitled "Compact Disc Digital Audio System Description" published by N.V. Philips Consumer Electronics B.V. and Sony Corporation and commonly referred to as the "Red Book." CD Digital Audio Discs shall mean Digital Discs commonly known as compact discs (CD's).

2.5 "Compact Disc Single Disc(s)" or "CD Single Disc(s)" shall mean a CD Digital Audio Disc, either three inches (3") or five inches (5") in diameter, having pre-recorded thereon twenty (20) minutes or less of audio entertainment information.

2.6 "Compact Disc Read Only Memory Disc(s)" or "CD-ROM Disc(s)" shall mean a Digital Disc having pre-recorded thereon text files, data files, image files, computer program files, and the like, primarily intended for computer-related,

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       database-related and/or multimedia-related usage. A CD-ROM Disc is defined herein according to the definition in a specification entitled "Compact Disc Read Only Memory (CD-ROM) System Description" published by N.V. Philips Consumer Electronics B.V. and Sony Corporation and commonly referred to as the "Yellow Book." CD-ROM Discs include CD-ROM/XA discs.

2.7 "Compact Disc-Interactive Disc(s)" or "CD-I Disc(s)" shall mean a Digital Disc having pre-recorded thereon audio, video and program control data for interactive use with a human user by means of computer apparatus. A CD-I Disc is defined herein according to the definition in a specification entitled "Compact Disc Interactive Media Full Functional Specification" published by N.V. Philips Consumer Electronics B.V. and Sony Corporation and commonly referred to as the "Green Book."

2.8 "Compact Disc-Graphics Disc(s)" or "CD-G Disc(s)" shall mean a Digital Disc having pre-recorded thereon graphics information comprised of discrete still pictures or graphic images having no user perceivable motion.

2.9 "Pre-Recorded Mini Disc(s)" shall mean a Digital Disc having a diameter of 65 millimeters or less, that is played back at constant linear velocity, capable of storing not more the 150 megabytes of information and defined in a specification published by Sony Corporation and commonly referred to as the "Rainbow Book."

2.10 "Video Disc(s)" shall mean a Disc having pre-recorded thereon information intended to produce visual images having user perceivable motion. Video Discs shall include, but are not limited to, Discs commonly known as laser discs (LD's), compact disc-video (CD-V) discs, and digital video/versatile discs (DVD's) and successors to DVD's.

2.11 "Licensed Product(s)" shall mean only Digital Discs as defined in this Agreement.

2.12 "Master Disc(s)" shall mean any recordable Information Storage Medium primarily designed for use in any process to eventually produce a Disc by any transfer process whereby the information from all tracks of a Master Disc is transferred substantially simultaneously to an Information Storage Medium to form a Disc.

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2.13   "Mastering Apparatus" shall mean any instrumentality, or aggregate of instrumentalities, primarily designed to produce a Master Disc.

2.14 "Matrix" shall mean any element which transfers information from a Master Disc to an Information Storage Medium to form a Disc. Matrix shall include, but is not limited to, elements commonly known as fathers, mothers, and stampers.

2.15 "Matrixing Apparatus" shall mean any instrumentality, or aggregate of instrumentalities, primarily designed to produce a Matrix having any type of information recorded thereon corresponding to information on a Master Disc.

2.16 "Replication Apparatus" shall mean any instrumentality, or aggregate of instrumentalities, primarily designed to transfer any type of information from a Matrix or a Master Disc to a multiplicity of Information Storage Media and thereby to fabricate a multiplicity of Discs having identical information recorded thereon.

2.17 "Manufacturing Apparatus" shall mean apparatus for use in the fabrication of Discs, including apparatus used in performing quality assurance procedures and/or testing of Discs. Manufacturing Apparatus shall include, but is not limited to, any one or more of the following:
       Mastering Apparatus; Master Disc; Matrixing Apparatus; Matrix; and Replication Apparatus.

2.18 "Manufacturing Process(es)" shall mean any method or process, including related apparatus, used in the fabrication of Discs, including process steps directed to quality assurance procedures and/or testing of Discs.

2.19 "DVA Patent(s)" shall mean all United States and Canadian patents owned by DVA as of the effective date of this Agreement, including utility models and design patents, and any United States and Canadian patents, including utility models and design patents, issuing from pending United States and Canadian patent applications owned by DVA as of the effective date of this Agreement, directed to Licensed Products and/or any Manufacturing Apparatus and/or any Manufacturing Process, under which patents and patent applications (as well as divisionals, continuations, continuation-in-part applications, reissues, reexaminations and extensions thereof) DVA has, as of the effective date of this Agreement, the right to grant licenses to LICENSEE of the scope granted herein, PROVIDED HOWEVER that such grant, or the exercise of rights under such grant, will not result in the payment of royalties or other consideration by DVA to third

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       parties (except for payments to Affiliates of DVA and payments to third parties for inventions made by said third parties while employed by DVA or any of its Affiliates). United States and Canadian patents relating to Licensed Products and/or their manufacture which have issued and are licensable by DVA are set forth in Appendix A. DVA shall provide LICENSEE on at least an annual basis an updated version of Appendix A which includes any new patent to be added to Appendix A and which indicates the expiration of a previously listed patent by the addition of the letter "E" following the patent number.

2.20 "Licensed Patent(s)" shall mean those DVA-owned United States and Canadian patents listed in Appendix B of this Agreement, these being the DVA Patent(s) under which LICENSEE has agreed to take a license. Any DVA Patent(s) listed in Appendix A may be added to Appendix B and thereby become a Licensed Patent by written agreement of the parties.

2.21 "Transfer(s)" (Transferred) as used herein shall mean (i) sell and/or sold, (ii) deliver(ed) to others (including for export) other than by sale, regardless of the basis of compensation, if any, (for example, by consignment, by gift or by transshipment through an intermediate country or territory such as Switzerland, Hong Kong, et cetera) and/or (iii) sell
       (sold) in combination with other products.

2.22 "Type Number" shall mean any combination of numbers, letters, and/or words used to identify a particular type or model of Licensed Product.

2.23 "Affiliate(s)" shall mean any corporation, company, or other business entity controlled by a party to this Agreement. For this purpose, control means direct or indirect beneficial ownership of greater than fifty percent (50%) of the voting securities or greater than fifty percent (50%) interest in the income of such corporation, company, or other business entity.

2.24 "Arm's Length Trade" shall mean a sale, lease or other commercial transaction between unaffiliated parties having an adverse economic interest. After completion of an Arm's Length Trade, a party thereto will derive no further economic benefit from subsequent transactions by another party thereto with respect to the goods involved in such Arm's Length Trade.

2.25 "Manufacturer's Net Selling Price" shall mean the invoice price after discounts actually allowed for a Licensed Product sold in Arm's Length Trade by LICENSEE or its Affiliate, such price not to include: (1) packaging costs incurred by LICENSEE for such Licensed Product; (2) insurance fees and

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       packing and transportation charges incurred by LICENSEE and invoiced separately to a third party; (3) duties and sales taxes actually incurred and paid by LICENSEE in connection with delivery of such Licensed Product; (4) the cost of any copyright license fee paid by LICENSEE in respect of information stored on the Licensed Product; and (5) pre-mastering charges incurred by LICENSEE and necessary for the manufacture of the Licensed Product, which pre-mastering charges are invoiced separately to a third party. Manufacturer's Net Selling Price shall include all mastering charges, including but not limited to charges incurred for Manufacturing Apparatus used in the mastering process, whether such mastering charges are incurred as the result of LICENSEE's own Manufacturing Apparatus, or from mastering charges invoiced separately to a third party, such as LICENSEE's purchase of a stamper from a third party. In respect of a Licensed Product used or leased by LICENSEE or its Affiliate or sold or Transferred in other than Arm's Length Trade by LICENSEE or its Affiliate, the Manufacturer's Net Selling Price shall be deemed to be equal to the average Manufacturer's Net Selling Price as defined above for the same or equivalent Licensed Product sold in Arm's Length Trade during the then current accounting period. In the event there are no sales in Arm's Length Trade during an accounting period, DVA and LICENSEE shall attempt to agree upon an amount to be regarded as the Manufacturer's Net Selling Price for such accounting period. If DVA and LICENSEE do not so agree, then Manufacturer's Net Selling Price shall mean the actual selling price to an ultimate consumer. If a Licensed Product is not separately sold and is included with other apparatus, then the Manufacturer's Net Selling Price of such Licensed Product shall be the Manufacturer's Net Selling Price of the equivalent Licensed Product which is separately sold, or, if no such equivalent Licensed Product exists, shall be, at LICENSEE's option, either: (1) the price as aforesaid of such other apparatus multiplied by the ratio of the Manufacturing Cost of such Licensed Product to the Manufacturing Cost of such other apparatus; or (2) one hundred and fifty percent (150%) of the Manufacturer's Net Selling Price of that part of the apparatus that constitutes the Licensed Product.

2.26 "Manufacturing Cost" shall mean total cost of direct materials, direct and indirect factory labor and factory overhead determined in accordance with sound accounting principles.

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SECTION 3.0 NON-EXCLUSIVE LICENSE GRANT

3.1 DVA grants to LICENSEE a non-exclusive, royalty bearing license under the Licensed Patent(s):

       3.1.1 to make, have made, use, rent, lease, sell and/or Transfer Licensed Products in the United States of America and Canada and their territories and possessions; and

       3.1.2 to make, have made, use or have used Manufacturing Apparatus and to use or have used Manufacturing Processes in the United States of America and Canada and their territories and possessions to manufacture Licensed Products for LICENSEE.

       It is understood by LICENSEE that licenses under additional DVA Patent(s) not listed in Appendix B may be required before LICENSEE can make, use, rent, lease, sell and/or Transfer Licensed Products free and clear of all claims of patent infringement by DVA. LICENSEE may obtain from DVA a determination as to the applicability of any DVA Patent(s) to LICENSEE's products by use of the factory inspection provisions of Section 10.0 of this Agreement. In any event, DVA reserves the right to bring a patent infringement action against LICENSEE with respect to any DVA Patent(s) not listed in Appendix B.

3.2 No license is granted by DVA to LICENSEE in this Section 3.0, either expressly or by implication, estoppel, or otherwise:

       3.2.1  other than under the Licensed Patent(s) listed in Appendix B;

       3.2.2  with respect to any products other than Licensed Products;

       3.2.3  to rent, lease, sell and/or Transfer any Manufacturing Apparatus;
              or

       3.2.4 to rent, lease, sell and/or Transfer any Manufacturing Process or process step thereof.

3.3 The license granted herein shall include a sublicense to LICENSEE's Affiliates, identified in Appendix C, which are LICENSEE's Affiliates as of the effective date of this Agreement. LICENSEE shall pay and account to DVA for royalties hereunder with respect to the exercise by any Affiliate of LICENSEE of the sublicense granted to it hereunder, and if LICENSEE fails to make such payment or accounting, DVA reserves the right to seek directly from such Affiliate any

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       royalties due and owing to DVA. Sublicenses will be granted to additional
       Affiliates of LICENSEE during the term of this Agreement upon receipt by DVA of written notices from LICENSEE setting forth the names and addresses of such additional Affiliates to be covered by this Agreement, provided each such notice is given before any sales of Licensed Products by the Affiliate named therein. Each Affiliate sublicensed under this Agreement shall be bound by the terms and conditions of this Agreement as if it were named herein in the place of LICENSEE. LICENSEE represents to DVA that it has the power to bind each such Affiliate to the terms and conditions of this Agreement and agrees to take whatever action is necessary to legally bind such Affiliates. The sublicense granted to an Affiliate shall terminate on the date such Affiliate ceases to be an Affiliate.

3.4 Except as set forth in Section 3.3, LICENSEE is expressly not granted the right to sublicense third parties under this Agreement.

SECTION 4.0 RELEASE
4.1 Upon payment of the consideration set forth in Section 5.8, DVA irrevocably releases LICENSEE and its Affiliates, identified in Appendix C, which are LICENSEE's Affiliates as of the effective date of this Agreement, from any and all claims of infringement of the Licensed Patent(s), which claims have been made or which might be made at any time, with respect to any Licensed Products used, rented, leased, sold, or otherwise Transferred by or for LICENSEE or its sublicensed Affiliates before the effective date of this Agreement, to the extent such Licensed Products would have been licensed hereunder had they been manufactured, used, rented, leased, sold, or otherwise Transferred after the effective date of this Agreement. This release shall not apply to any Licensed Product on which a royalty accrues after the effective date of this Agreement. This release applies only to the Licensed Patent(s) and does not apply to any other DVA Patent(s). LICENSEE may remain liable for infringement of other DVA Patent(s).

4.2 LICENSEE expressly represents that its Affiliates identified in Appendix C include all of LICENSEE's Affiliates as of the effective date of this Agreement.

SECTION 5.0  ROYALTIES AND OTHER PAYMENTS
5.1 LICENSEE shall pay, as hereinafter provided, earned royalties to DVA with respect to both of the following for:

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       5.1.1  each Licensed Product for which LICENSEE is licensed hereunder in the country of manufacture; and

       5.1.2 each Licensed Product for which LICENSEE is licensed hereunder in the country of use, rental, lease, sale or Transfer.

5.2 For each Licensed Product manufactured in the United States of America or Canada or their territories or possessions, no more than one royalty shall be due for such Licensed Product, regardless of the number of countries in which the use, distribution and sale of such Licensed Product occurs.

5.3 LICENSEE shall pay to DVA a royalty as set forth below in Section 5.4 or as set forth below in Section 5.5. LICENSEE's election between the royalty of Section 5.4 and the royalty of Section 5.5 shall be made in writing to DVA for each type of Licensed Product on or before submission of the royalty report for the first accounting period for which royalty is to be paid for such type of Licensed Product. This election, once made, cannot be changed except as provided herein. For any given accounting period, LICENSEE shall pay the same royalty for each Licensed Product of the same type.

       If Section 5.4 is selected, and LICENSEE subsequently wishes to change its royalty election, LICENSEE may change the royalty election by notifying DVA in writing, on or before submission of the royalty report for the next accounting period for which such royalties are to be paid, of LICENSEE'S election to pay royalties pursuant to Section 5.5 herein, and of the Licensed Patent(s) to be included in Appendix B. Appendix B shall thereupon be amended to list the Licensed Patent(s) in accordance with LICENSEE's written notification, LICENSEE shall be liable for royalty payments pursuant to Section 5.4 up to the date of DVA's receipt of written notice of LICENSEE's change of royalty election.

       If LICENSEE is considering an election to pay royalties pursuant to
       Section 5.5, LICENSEE may request a factory inspection in accordance with
       Section 10.0. If Section 5.5 is selected, DVA reserves the right to bring a patent infringement action against LICENSEE with respect to any DVA Patent(s) not listed in Appendix B.

       The royalty election may be changed from Section 5.5 to Section 5.4 by written agreement of the parties.

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5.4    As a first option, LICENSEE shall pay to DVA each of the following royalties:

       5.4.1 For each Licensed Product which is manufactured, used, rented, leased, sold and/or Transferred by or for LICENSEE and/or its Affiliates, LICENSEE shall pay to DVA a royalty for:

              5.4.1.1 Digital Discs (except CD Single Discs): three cents (U.S. $0.03) per information bearing layer; and

              5.4.1.2 CD Single Discs: two cents (U.S. $0.02) per information bearing layer.

              5.4.1.3 With respect to each of the preceding Sections 5.4.1.1 and 5.4.1.2, LICENSEE shall have the option of paying a royalty of three percent (3.0%) of the Manufacturer's Net Selling Price.

5.5 As a second option, LICENSEE shall pay to DVA for each Licensed Product which is manufactured, used, rented, leased, sold and/or Transferred by or for LICENSEE and/or its Affiliates, a royalty equal to the sum total of the individual patent royalty rates of Licensed Patent(s) as a percentage of the Manufacturer's Net Selling Price of such Licensed Product, such individual rates being set forth in Appendix B.

5.6    No royalties shall be paid by LICENSEE for:

       5.6.1 Licensed Products manufactured for LICENSEE by any other DVA licensee, so long as the other DVA licensee has fully paid and reported royalties to DVA on such Licensed Products and has identified LICENSEE as the purchaser of such Licensed Products in its royalty reports to DVA. If the other DVA licensee has paid a partial royalty to DVA, then LICENSEE shall receive a credit for that partial royalty.

       5.6.2 Licensed Products manufactured by LICENSEE for any other DVA licensee, so long as the other licensee has fully paid and reported royalties to DVA on such Licensed Products, and LICENSEE has identified such other DVA licensee as the purchaser, and both LICENSEE and such other DVA licensee have both identified the other in their respective royalty reports due DVA reporting such transaction.

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              If the other DVA licensee has paid a partial royalty to DVA, then
              LICENSEE shall a receive credit for that partial royalty.

5.7 Lists of manufacturers that have a valid patent license agreement for Licensed Products with DVA are listed in Appendix D-1 and D-2. These lists will be updated annually. If LICENSEE purchases Licensed Products from any manufacturer listed in Appendix D-2 (licensed manufacturers not paying U.S. and Canadian royalty rates), and uses, rents, leases, sells and/or Transfers such Licensed Products in the United States of America or Canada or their territories or possessions, then LICENSEE shall:

       5.7.1 pay to DVA a royalty of two United States cents (U.S. $0.02) per information bearing layer; or

       5.7.2 submit the royalty report described in Section 6.6 to both DVA and each such licensed manufacturer. If LICENSEE chooses this option, DVA will demand, where appropriate, payment of the owed royalties as specified in Section 5.7.1 from the licensed manufacturer. If the licensed manufacturer does not pay these royalties within sixty (60) days of DVA's demand, LICENSEE must pay these royalties. The fact that DVA seeks payment from the licensed manufacturer in no way absolves LICENSEE of liability for these royalties.

5.8 LICENSEE agrees to pay DVA within sixty (60) days of the execution of this Agreement, the sum of Twenty Thousand United States Dollars ($20,000) as additional consideration for the release granted LICENSEE in
       Section 4.0. This sum is not refundable and is not creditable toward royalties set forth in this Section 5.0. LICENSEE and its Affiliates are jointly and severally liable for this payment, and if LICENSEE fails to make this payment, then DVA reserves the right to seek such payment from any or all of LICENSEE's Affiliates.

Section 6.0  ACCRUALS, RECORDS AND REPORTS
6.1 Royalties shall accrue when any Licensed Product with respect to which royalty payments are required by Section 5.0 of this Agreement is sold (as evidenced by bill or invoice), first rented, first leased, first put into use or Transferred, whether or not payment is received by LICENSEE. On sales or Transfers between LICENSEE and its Affiliate for resale or for further Transfer, the royalty shall accrue at the time of sale or Transfer to the Affiliate.

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6.2    LICENSEE shall pay royalties and other sums of money due hereunder in
       United States dollars. All royalties for an accounting period computed on invoiced amounts in currencies other than United States dollars shall be converted directly into United States dollars, without intermediate conversions to another currency, at the currency exchange rate quoted by either the United States edition of the Wall Street Journal or the head office of Citibank N.A. of New York, New York at the close of banking on the last business day of such accounting period.

6.3 An accounting period shall end on the last day of each March, June, September and December during the term of this Agreement. The first accounting period under this Agreement shall be for a period commencing as of the effective date of this Agreement. Within sixty (60) days after the end of each such period, LICENSEE shall furnish to DVA the written reports containing the information specified in Sections 6.4, 6.5 and 6.6 hereof and shall pay to DVA all owed royalties accrued hereunder in favor of DVA to the end of each such period. If LICENSEE chooses the option specified in Section 5.7.2, LICENSEE shall also send the applicable licensed manufacturer a copy of the royalty report specified in Section
       6.6 within the same sixty-day period.

6.4 With respect to Licensed Products LICENSEE manufactures or purchases from a manufacturer not listed in either Appendix D-1 or D-2, LICENSEE shall submit a royalty report including the following information:

       6.4.1 identification by Type Number, brand name and/or label name, Licensed Product type (for example, CD Digital Audio, CD-ROM, etc.), Manufacturer's Net Selling Price, and quantity of each Licensed Product type upon which royalty has accrued pursuant to
               Section 6.1;

       6.4.2 the name of the manufacturer, city and either state or country of the manufacture and the countries in which LICENSEE sold (as evidenced by bill or invoice), first rented, first leased, first put into use or Transferred those Licensed Products; and

       6.4.3 identification of the royalty basis used for each Licensed Product type pursuant to the provisions of Section 5.0, the amount of royalties due for each Licensed Product type, all information required to show how such amount has been calculated and the aggregate amount of all royalties due.

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       In the event that Section 6.4.1. does not apply, LICENSEE shall so state.
       In the event no royalties are due, LICENSEE's report shall so state.

6.5 With respect to Licensed Products LICENSEE purchases from a licensed manufacturer listed in Appendix D-1, LICENSEE shall submit a royalty report including the following information:

       6.5.1 identification by Type Number, brand name and/or label name, Licensed Product type (for example, CD Digital Audio, CD-ROM, etc.) Manufacturer's Net Selling Price, and quantity of each Licensed Product type upon which royalty has accrued pursuant to
               Section 6.1;

       6.5.2 the name of the licensed manufacture, city and either state or country of the manufacturer and the countries in which LICENSEE sold (as evidenced by bill or invoice), first rented, first leased, first put into use or Transferred those Licensed Products;

       6.5.3 identification of the royalty basis used for each Licensed Product type pursuant to the provisions of Section 5.0, the amount of royalties due for each Licensed Product type, all information required to show how such amount has been calculated and the aggregate amount of all royalties due; and

       6.5.4 identification by Type Number, brand name and/or label name, Licensed Product type (for example, CD Digital Audio, CD-ROM, etc.), and quantity of each Licensed Product type which is available for sale by LICENSEE during the applicable account period which is exempt from royalty in accordance with Section 5.6.

       In the event that either of Sections 6.5.1 and 6.5.4 do not apply, LICENSEE shall so state as to each such Section. In the event no royalties are due, LICENSEE's report shall so state.

6.6 With respect to Licensed Products LICENSEE purchases from a licensed, manufacturer listed in Appendix D-2, LICENSEE shall submit a royalty report for each such licensed manufacturer including the following information:

       6.6.1 identification by Type Number, brand name and/or label name, Licensed Product type (for example, CD Digital Audio, CD-ROM,

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               etc.), Manufacturer's Net Selling Price, and quantity of each
               Licensed Product type purchased from the licensed manufacturer;

       6.6.2 the name of the licensed manufacturer, city and country of the manufacture, and the countries in which LICENSEE sold (as evidenced by bill or invoice), first rented, first leased, first put into use or Transferred those Licensed Products;

       6.6.3 the total number of Licensed Products purchased from the licensed manufacturer and the total number of information bearing layers; and

       6.6.4 the royalty rate specified in Section 5.7.1 (if applicable), the amount, if any, of the royalty paid by LICENSEE, and the total outstanding royalty owed DVA for Licensed Products purchased from the licensed manufacturer.

6.7 LICENSEE's royalty reports shall be certified by an officer of LICENSEE or by a designee of such officer to be correct to the best of LICENSEE's knowledge and information.

6.8 LICENSEE shall keep separate records in sufficient detail to permit the determination of royalties payable hereunder. At the request of DVA, LICENSEE will permit an independent auditor and/or technical consultant selected by DVA, or any other person or persons acceptable to both DVA and LICENSEE, to examine during ordinary business hours once in each calendar year such reports and other documents as may be necessary to verify or determine royalties paid or payable under this Agreement. Such auditor, technical consultant or other person(s) shall be instructed to report to DVA only the amount of royalties due and payable. If no request for examination of such records for any particular accounting period has been made by DVA within five (5) years after the end of said period, the right to examine such records for said period, and the obligation to keep such records for said period, shall terminate.

6.9 The fees and expenses of DVA's representatives performing any examination of record under Section 6.8 shall be borne by DVA. However, if an error in royalties of more than three percent (3.0%) if the total royalties due is discovered for any year examined, then the total fees and expenses of these representatives shall be borne by LICENSEE.

SECTION 7.0  INTEREST ON OVERDUE ROYALTIES AND OTHER PAYMENTS
7.1 LICENSEE shall be liable for interest at a rate of one and one-half percent (1.5%) per month compounded monthly on any overdue royalty or other payment set forth in Section 5.0 herein, commencing on the date such royalty or other payment becomes due. If such interest rate exceeds the maximum legal rate in the jurisdiction where a claim therefor is being asserted, the interest rate shall be reduced to such maximum legal rate.

SECTION 8.0  ASSIGNMENTS
8.1 LICENSEE shall not assign any of its rights or privileges hereunder without the prior written consent of DVA, except to a successor in ownership of all or substantially all the assets of LICENSEE, which successor expressly assumes in writing the performance of all the terms and conditions of this Agreement to be performed by LICENSEE as if it were named herein in the place of LICENSEE. After any such assignment, LICENSEE shall no longer be licensed hereunder.

SECTION 9.0  LICENSE TO DVA
9.1 LICENSEE grants to DVA and its Affiliates an irrevocable, worldwide, non-exclusive, royalty-free license under LICENSEE's patents and patent applications to make, have made, use, lease, sell or otherwise Transfer products corresponding to the Licensed Products defined herein, and to make, have made, use or have used Manufacturing Apparatus in the manufacture of such products and to practice or have practiced Manufacturing Processes in the manufacture of such products. Said license to DVA and its Affiliates shall be effective as of the date LICENSEE first pays royalties in accordance with Section 5.0 hereof. Said license shall be with respect to all of LICENSEE's patents and patent applications, including utility models, design patents, divisionals, reissues, extensions, continuations, and reexaminations, under which patents and patent applications LICENSEE now has or hereafter, during the term of this Agreement, obtains the right to grant licenses to DVA of the scope granted herein.

9.2 The license as set forth in Section 9.1 shall not apply with respect to any patent of LICENSEE, if such grant would result in the payment of royalties by LICENSEE to third parties, except for payments to Affiliates of LICENSEE and payments to third parties for inventions made by said third parties while employed by LICENSEE or any of its Affiliates.

SECTION 10.0  FACTORY INSPECTION
10.1 At LICENSEE's request, DVA will perform a factory inspection at LICENSEE's Licensed Product manufacturing facility, or the Licensed Product manufacturing facility of the manufacturer who supplies Licensed Products to LICENSEE, and thereafter provide LICENSEE with claim charts indicating which DVA Patent(s) listed in Appendix A apply to LICENSEE's products. If LICENSEE is not the manufacturer, it is LICENSEE's responsibility to obtain the authorization of the manufacturer for DVA to perform the desired factory inspection. LICENSEE shall pay to DVA an inspection fee of Fifty Thousand United States dollars (U.S. $50,000) for each Licensed Product manufacturing facility to be inspected, said fee to be paid prior to each inspection.

10.2 If LICENSEE notifies DVA that LICENSEE wishes to have the factory inspection set forth in Section 10.1, then LICENSEE agrees to allow, or to obtain authorization to allow, the representatives of DVA to inspect the manufacturing facility as follows:

       10.2.1 DVA's representatives shall be allowed to inspect those parts of the manufacturing facility which are directly related to the possible infringement of DVA Patent(s). The inspection shall be made during reasonable business hours as soon as practically possible after payment of the inspection fee by LICENSEE. DVA and LICENSEE shall determine by mutual agreement the time, duration and other detailed manner and schedule of such inspection.

       10.2.2 The employees at the manufacturing facility will be directed, to the best of LICENSEE's ability, to answer all questions asked by the DVA representatives and will allow the full and complete inspection, copying, videotaping and photographing of all documentation, machines, methods, and materials used in, at, or with a part of the manufacturing facility which LICENSEE has the right to disclose to others, as long as such questions and/or such part of the facility is directly related to the possible infringement. Any notes made by the DVA representatives and any documents, photographs, and videotapes shall be stamped "CONFIDENTIAL."

      10.2.3 Any inspection of a Licensed Product manufacturing facility shall be on a confidential basis, and information learned as a result thereof shall be used for no purpose other than the technical discussions set forth herein. DVA shall safeguard the confidential information learned with standards at least as high as those that it uses to safeguard its own confidential information.

      10.2.4 DVA shall not divulge any information obtained or learned as a result of such inspection to any other person or entity other than LICENSEE, including but not limited to other DVA licensees. This obligation shall not apply to information which is or becomes publicly available through no fault of DVA or is rightfully obtained without a bind of secrecy.

      10.2.5 DVA shall use its best efforts to provide, within sixty (60) days from the inspection of the Licensed Product manufacturing facility, a report in writing to LICENSEE. The report shall include those DVA Patent(s) which DVA believes are infringed by such facility and shall be in the form of claim charts providing the basis and reasons for the possible infringement of the DVA Patent(s) in question.

              DVA shall use its best efforts to include in the report all DVA Patent(s) which DVA believes are infringed by such facility. It is understood and agreed by LICENSEE that the exclusion of one or more DVA Patents neither stops DVA from asserting a claim of infringement against LICENSEE under such DVA Patent(s), nor affects the rights of DVA in any way with respect to such DVA Patent(s).

              It is understood and agreed by LICENSEE that this report and these claim charts are for settlement purposes only and cannot and will not be used for any other purpose. LICENSEE agrees to keep this report and these claim charts confidential and not to disclose them to any other party.

10.3 LICENSEE can elect this inspection option once per calendar year. Any inspection of a Licensed Product manufacturing facility after the first inspection of such manufacturing facility shall be performed for a fee to be determined and agreed upon between DVA and LICENSEE.

Section 11.0 TERM OF AGREEMENT; TERMINATION
11.1 Subject to Section 11.5 below, the term of this Agreement shall be from the effective date hereof until the expiration of the last to expire of the Licensed Patent(s), unless previously terminated as hereinafter provided.

11.2 LICENSEE may terminate the license granted herein, but only in its entirety, at any time by giving notice in writing to DVA. Such termination shall be effective on the date such notice is received by DVA.

11.3  DVA shall have the right to terminate this Agreement in the event:

      11.3.1 LICENSEE fails to make any payment when due under this Agreement and such payment is not made within sixty (60) days of written notice from DVA; or

      11.3.2 LICENSEE defaults under any term of this Agreement, other than a default involving the payment of money, which default is not cured within thirty (30) days of written notice from DVA; or

      11.3.3 LICENSEE becomes insolvent or admits in writing its inability to pay its debts as they mature or makes an assignment for the benefit of creditors; or

      11.3.4 LICENSEE files a petition under any foreign or U.S. bankruptcy law.

      The rights and remedies set forth in this section are not exclusive and are in addition to any other rights and remedies available to DVA under this Agreement or at law or equity.

11.4 In the event this Agreement or the license granted hereunder shall be terminated pursuant to this Section 11.0 or assigned pursuant to Section 8.0, the corresponding sublicenses granted to Affiliates of LICENSEE pursuant to Section 3.3 shall likewise terminate, but no notices need be given by DVA to such Affiliates.

11.5 Any expiration or termination of this Agreement pursuant to this Section 11.0, or any termination of a sublicense pursuant to Section 3.3, shall not relieve LICENSEE of any obligation or liability accrued hereunder prior to such termination (including, without limitation, the obligations set forth in Sections 5.0, 6.0 and 7.0), or rescind or give rise to any right to rescind anything done by LICENSEE or any payments made or other consideration given to DVA hereunder prior to the time such termination becomes effective, and such termination shall not affect in any manner any rights of DVA arising under this Agreement prior to such termination.

SECTION 12.0  PAYMENTS, NOTICES AND OTHER COMMUNICATIONS

12.1 Any notice or other communication pursuant to this Agreement shall be made by registered airmail (except that registered or certified mail may be used where delivery is in the same country as mailing) and shall be effective upon receipt by the addressee. Such notice or communication shall be mailed to:

       12.1.1  In the case of DVA:

                   Dennis Fischel
                   President
                   DISCOVISION ASSOCIATES
                   Post Office Box 19616
                   Irvine, California 92713

       12.1.2  In the case of LICENSEE:

                   Alex Sandel
                   FUTURE MEDIA PRODUCTIONS
                   25136 Anza Drive
                   Valencia, California 91355

12.2 LICENSEE's royalty reports, as described in Section 6.0 of this Agreement, shall be mailed via air mail to:

                   DISCOVISION ASSOCIATES
                   ATTN: Controller
                   Post Office Box 19616
                   Irvine, California 92713

                   Fax No.: (714) 660-1801

       A summary of the report, which states the total royalty to be paid, shall be sent by facsimile to DVA on, or before, the mailing of the complete report.

12.3 All payments set forth in Section 5.0 of this Agreement shall be paid via bank wire transfer to:

                   Federal Reserve Bank of San Francisco
                   For Credit to Sumitomo Bank of California
                   San Francisco - Head Office
                   ABA:  121002042

       For Further Credit to:

                   The Sumitomo Bank, Ltd., Los Angeles Branch
                   for Account of Discovision Associates
                   ABA:  122041594
                   ACCOUNT NUMBER: 046-133013-70

       or by check payable to DVA and mailed via air mail directly to:

                   DISCOVISION ASSOCIATES
                   ATTN: Controller
                   Post Office Box 19616
                   Irvine, California 92713

SECTION 13.0  APPLICABLE LAW; VENUE; JURISDICTION
13.1 This Agreement shall be construed, and the legal relations between the parties hereto shall be determined, in accordance with the laws of the State of New York and, as applicable, the laws of the United States of America.

13.2 Any dispute that arises under or relates to this Agreement shall, at DVA's election, be prosecuted exclusively in the appropriate court situated in the State of Delaware, United States of America. LICENSEE consents to the venue and jurisdiction of such court for purposes of any such dispute, and agrees that a judgment of such court shall be enforceable in the jurisdiction in which LICENSEE is located.

SECTION 14.0  MISCELLANEOUS
14.1   Nothing contained in this Agreement shall be construed as:

       14.1.1 requiring the filing of any patent application, the securing of any patents or the maintenance of any patents; or

       14.1.2 a warranty or representation by DVA as to the validity or scope of any Licensed Patent; or

       14.1.3 a warranty or representation that the manufacture, use, rental, lease, sale or other Transfer of any Licensed Product is free from infringement of any patents or other rights of third parties; or

       14.1.4 an obligation on the part of DVA to furnish any manufacturing or technical information, or any information concerning other licensees; or

       14.1.5 an obligation upon DVA to make any determination as to the applicability of its patents to any of LICENSEE's products, except as otherwise provided in Section 10.0; or

       14.1.6 a license with respect to any act which would otherwise constitute inducement of infringement or contributory infringement under United States patent law or its equivalent under any law foreign to the United States; or

       14.1.7 conferring any right to use, in advertising, publicity, or otherwise, any name, trade name, trademark, service mark, symbol or any other identification or any contraction, abbreviation or simulation thereof; or

       14.1.8 conferring any rights by implication, estoppel or otherwise, to or under copyrights with respect to any computer software under any present system of statutory protection or one hereinafter enacted in any country or countries, wherein the copying of such computer software is a requisite of infringement under such system; or

       14.1.9 an obligation to bring or prosecute actions or suits against third parties for infringement of any patent.

14.2 LICENSEE shall have the complete responsibility and shall use its best efforts to obtain all necessary approvals and validations of this Agreement, including all necessary approvals and validations for any products made, used or sold hereunder.

14.3 LICENSEE will sell and deliver to DVA, F.O.B. LICENSEE's shipping point, any Licensed Product ordered from LICENSEE by DVA and which is available for sale by LICENSEE. LICENSEE will also sell and deliver to DVA a copy of each manual (including, but not limited to, service, use and other technical manuals) relevant to a Licensed Product which is available for sale by LICENSEE, provided that, upon request by LICENSEE, DVA first delivers to LICENSEE a letter agreeing to hold such manual in confidence and to use it only for reverse engineering purposes. Any such sales will be at the same prices charged to LICENSEE's most favored customer.

14.4 The waiver by either party of a breach or default of any provision of this Agreement by the other party shall not be construed as a waiver of any succeeding breach of the same or any other provision, nor shall any delay or omission on the part of either party to exercise or avail itself of any right, power or privilege that it has or may have hereunder operate as a waiver of any right, power or privilege of such party.

14.5 It is the intention of both parties to make this Agreement binding only to the extent that it may be lawfully done under existing applicable law as identified in Section 13.0. If any sentence, paragraph, clause or combination of the same is in violation of any applicable law, that portion which is in violation shall be severed from this Agreement and the remainder of this Agreement shall remain binding upon the parties hereto, except that no license is granted, expressly or by implication, unless royalties are paid pursuant to Section 5.0.

14.6 Each party represents and warrants that it has the full right and power to enter into this Agreement and that there are no outstanding agreements, assignments, or encumbrances to which the representing party is bound which may restrict, or prohibit entry into, or performance under, this Agreement. DVA further represents and warrants that it has the full power to grant the license and release set forth in Sections
       3.0 and 4.0. Neither party makes any other representations or warranties, express or implied, other than the representations set forth in Sections 3.3 and 4.2 regarding Affiliates.

14.7 The headings of the several sections are inserted for convenience of reference only and are not intended to affect the meaning or interpretation of this Agreement.

14.8   The specifications referred to in various definitions in Section
       2.0 of this Agreement (i.e., the Red Book, Green Book, Yellow Book and Rainbow Book) are for clarity and the convenience of the parties in determining the product(s) that the parties intend to be licensed under this Agreement.

14.9 This Agreement may be executed in any number of copies, but all of such counterparts together shall constitute one and the same Agreement.

14.10 The parties hereto acknowledge that this instrument sets forth the entire agreement and understanding of the parties hereto and shall supersede all previous communications, representations and understandings, either oral or written, between the parties relating to the subject matter hereof, except prior written agreements signed by both parties, and shall not be subject to any changes or modifications except by the signing of a written instrument by or on behalf of both parties hereto.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly signed as of the dates written below, to be effective as of the date first above written.

                                           DISCOVISION ASSOCIATES




                                           /s/ Dennis Fischel
                                           --------------------------------
                                   By:     Dennis Fischel
Witness:                           Title:  President



[ILLEGIBLE]                        Date:   Sept. 16, 1996
--------------------------------           --------------------------------


                                           FUTURE MEDIA PRODUCTIONS


EL:DHT:dh


Witness:                                   /s/ Alex Sandel
                                           --------------------------------
                                   By:     Alex Sandel
                                   Title:



                                   Date:    8-26-96
--------------------------------           --------------------------------

                                  APPENDIX A

-----------------------------------------------------------------------------------------------------------------------------------
                              INDIVIDUAL
                               PATENT
                    PATENT     ROYALTY
   COUNTRY          NUMBER      RATE                                         TITLE
-----------------------------------------------------------------------------------------------------------------------------------
UNITED STATES   US 4,152,586    1.65%    OPTICAL TRANSDUCER AND FOCUSING SYSTEM
 (Cont.)        US 4,161,752    2.00%    HIGH DENSITY VIDEO DISC HAVING TWO PIT DEPTHS
                US 4,161,753    2.00%    VIDEO RECORDING DISK WITH INTERLACING OF DATA FOR FRAMES ON THE SAME TRACK
                US 4,185,065    1.65%    APPARATUS FOR REPLICATING CENTRALLY APERTURED VIDEO DISC RECORDS
                US 4,100,880    1.65%    DIGITAL METHOD AND APPARATUS FOR ROTATING AN INFORMATION STORAGE DISC
                US 4,204,199    2.00%    METHOD AND MEANS FOR ENCODING AND DECODING DIGITAL DATA
                US 4,210,031    2.00%    VIDEO PLAYER AND/OR RECORDER WITH HADAMARD TRANSFORM
                US 4,211,617    2.00%    PROCESS FOR PRODUCING A STAMPER FOR VIDEODISC PURPOSES
                US 4,222,072    2.00%    VIDEO PLAYER/RECORDER WITH NON-LINEAR MARK LENGTH MODULATION
                US 4,225,873    2.00%    RECORDING AND PLAYBACK SYSTEM
                US 4,228,326    2.00%    SYSTEM FOR RECORDING INFORMATION ON A ROTATABLE STORAGE DISC IN A SUBSTANTIALLY UNIFORM
                                                RECORDING DENSITY
                US 4,232,388    1.00%    METHOD AND MEANS FOR ENCODING AND DECODING DIGITAL DATA
                US 4,241,698    1.65%    VACUUM EVAPORATION SYSTEM FOR THE DEPOSITION OF A THIN EVAPORATED LAYER HAVING A HIGH
                                                DEGREE OF UNIFORMITY
                US 4,252,327    2.00%    VIDEO DISC PLAYER
                US 4,256,374    0.75%    WRITE AND READ OBJECTIVE LENS FOR HIGH DENSITY STORAGE
                US 4,260,360    1.65%    METHOD AND MEANS FOR REPLICATING CENTRALLY APERTURED VIDEO DISC RECORDS
                US 4,264,911    2.00%    OPTICAL RECORDING DISC AND RELATED METHOD OF MANUFACTURE
                US 4,274,110    2.00%    RECORDING DISC COVER AND PLAYER APPARATUS FOR REMOVING COVER
                US 4,286,848    0.75%    REPRODUCING OBJECTIVE LENS FOR VIDEODISCS
                US 4,307,381    2.00%    METHOD AND MEANS FOR ENCODING AND DECODING DIGITAL DATA
                US 4,310,919    2.00%    OPTICAL VIDEO DISC STRUCTURE
                US 4,313,100    1.20%    METHOD FOR MAKING A COMPOSITE VIDEO DISC
                US 4,313,101    2.00%    RECORDING MEDIUM HAVING A PILOT SIGNAL WITH AN ALIGNED PHASE ANGLE IN ADJACENT TRACKS
                US 4,337,538    2.00%    DRIVE ASSEMBLY FOR A VIDEO RECORDER-PLAYBACK MACHINE
                US 4,330,614    2.00%    SPINDLE ASSEMBLY FOR A VIDEO RECORDER-PLAYBACK MACHINE
                US 4,340,353    1.65%    NOT SPRUE VALUE ASSEMBLY FOR AN INJECTION MOLDING MACHINE
                US 4,340,055    2.00%    VIDEO DISC PLAYER
                US 4,341,469    0.80%    LASER SHADOWGRAPH
                US 4,345,261    2.00%    DIELECTRIC RECORDING MEDIUM
                US 4,347,500    0.80%    SPINDLE CLAMP ASSEMBLY FOR A VIDEO RECORDER-PLAYBACK MACHINE
-----------------------------------------------------------------------------------------------------------------------------------

                                        APPENDIX A

-----------------------------------------------------------------------------------------------------------------------------------
                                  INDIVIDUAL
                                    PATENT
                     PATENT         ROYALTY
  COUNTRY            NUMBER          RATE                              TITLE
-----------------------------------------------------------------------------------------------------------------------------------
UNITED STATES   US  4,347,619        2.00%       DIGITAL FORMATTING SYSTEM
(cont.)         US  4,353,767        2.00%       METHOD OF MANUFACTURING AN OPTICAL READING DISC
                US  4,357,633        2.00%       FOCUS DETECTOR FOR AN OPTICAL DISC PLAYBACK SYSTEM
                US  4,358,774        2.00%       APPARATUS AND METHOD FOR CONTROLLING FOCUS IN A RECORDING MEDIUM
                US  4,358,802        1.65%       FLUID CUSHION TURNTABLE FOR VIDEO DISC PLAYER
                US  4,367,545        2.00%       VIDEO DISC PLAYER
                US  4,388,957        0.75%       WIDE APERTURE OBJECTIVE LENS
                US  4,372,741        1.65%       HOT SPRUE VALVE ASSEMBLY FOR AN INJECTION MOLDING MACHINE
                US  4,374,638        1.65%       APPARATUS FOR PRODUCING CENTRALLY APERTURED RECORD DISCS
                US  4,391,578        2.00%       HOT SPRUE VALVE ASSEMBLY FOR AN INJECTION MOLDING MACHINE
                US  4,394,117        2.00%       HOT SPRUE SLEEVE VALVE ASSEMBLY FOR AN INJECTION MOLDING MACHINE
                US  4,397,805        2.00%       METHOD FOR MAKING A VIDEO DISC
                US  4,405,540        1.65%       HOT SPRUE VALVE ASSEMBLY FOR AN INJECTION MOLDING MACHINE
                US  4,412,743        1.00%       OFF-AXIS LIGHT BEAM DEFECT DETECTOR
                US  4,412,805        1.65%       HOT SPRUE ASSEMBLY FOR AN INJECTION MOLDING MACHINE
                US  4,415,138        2.00%       ELASTOMERIC VIDEODISC MOLD OR INTERMEDIATE MEMBER
                US  4,422,189        1.65%       LENS ASSEMBLY FOR A VIDEO RECORDER-PLAYBACK MACHINE
                US  4,422,904        2.00%       METHOD FOR FORMING VIDEO DISCS
                US  4,430,401        2.00%       METHOD FOR PRODUCING A RECORDING DISC STAMPER
                US  4,433,423        2.00%       HIGH QUALITY DELTA MODULATOR
                US  4,439,132        1.65%       HOT SPRUE ASSEMBLY FOR AN INJECTION MOLDING MACHINE
                US  4,441,179        2.00%       OPTICAL VIDEO DISC STRUCTURE
                US  4,445,144        0.60%       METHOD FOR DETECTING ECCENTRICITY IN A VIDEO DISC AND IN A VIDEO DISC PLAYER
                US  4,445,209        2.00%       DITHERED FOCUSING SYSTEMS
                US  4,450,486        2.00%       SYSTEM FOR RECORDING CONTINUOUS-PLAY AND STOP-MOTION SIGNAL
                US  4,451,013        2.00%       VIDEO DISC READ BACK SCANNER
                US  4,455,634        2.00%       AUDIO/VIDEO QUALITY MONITORING SYSTEM
                US  4,456,375        1.20%       OPTICAL DISC MEASUREMENT BY REFRACTION
                US  4,456,014        2.00%       METHOD AND APPARATUS FOR STORING INFORMATION ON A STORAGE MEDIUM
                US  4,465,977        1.65%       ERRONEOUS PULSE SEQUENCE DETECTOR

-----------------------------------------------------------------------------------------------------------------------------------

                                  APPENDIX A

-----------------------------------------------------------------------------------------------------------------------------------
                                  INDIVIDUAL
                                    PATENT
                     PATENT         ROYALTY
  COUNTRY            NUMBER          RATE                             TITLE
-----------------------------------------------------------------------------------------------------------------------------------
UNITED STATES   US  4,466,934        1.65%      HOT SPRUE VALVE ASSEMBLY FOR AN INJECTION MOLDING MACHINE
(cont.)         US  4,467,467        2.00%      VIDEO RECORDER-PLAYBACK MACHINE
                US  4,477,890        1.20%      MAPPING DISC DEFECT DETECTOR
                US  4,479,146        2.00%      VERTICAL CODE VERIFIER
                US  4,488,279        2.00%      VIDEO RECORDER-PLAYBACK MACHINE
                US  4,998,011        1.65%      FLAT PLAT FOCUS SENSING APPARATUS
                US  4,499,502        2.00%      COMPRESSED BANDWIDTH FREQUENCY MODULATION SIGNAL FORMAT APPARATUS AND METHOD
                US  4,499,560        2.00%      WRITING BEAM FOCUS MONITOR
                US  4,500,464        2.00%      PROCESS FOR MAKING A VIDEO RECORD DISC
                US  4,504,939        2.00%      STORAGE MEDIUM TRACK PITCH DETECTOR
                US  4,510,536        2.00%      SIGNAL CONDITIONING METHOD AND APPARATUS FOR FM CODE SIGNAL
                US  4,519,004        2.00%      EXTENDED PLAY VIDEODISC
                US  4,524,444        2.00%      ANALYZING THE SIGNAL TRANSFER CHARACTERISTICS OF A SIGNAL PROCESSING UNIT
                US  4,635,648        1.65%      METHOD AND MEANS FOR DRYING COATINGS ON HEAT SENSITIVE MATERIALS
                US  4,668,000        2.00%      STORAGE MEDIUM TRACK PITCH DETECTOR
                US  4,583,210        2.00%      METHOD AND APPARATUS FOR STORING AND RETRIEVING INFORMATION
                US  4,598,324        2.00%      AUDIO EVALUATION UNDER CONTROL OF VIDEO PICTURE FRAME NUMBER
                US  4,611,318        2.00%      METHOD AND APPARATUS FOR MONITORING THE STORAGE OF INFORMATION ON A STORAGE MEDIUM
                US  4,616,753        2.00%      VIDEO RECORD DISC AND PROCESS FOR MAKING SAME
                US  4,023,837        2.00%      AUDIO/VIDEO QUALITY MONITORING SYSTEM
                US  4,646,084        2.00%      STORAGE MEDIUM TRACK PITCH DETECTOR
                US  4,706,133        2.00%      METHOD AND APPARATUS FOR RECOVERING INFORMATION FROM A VIDEO DISC
                US  4,759,007        2.00%      STORAGE MEDIUM TRACK PITCH DETECTOR
                US  4,764,915        2.00%      METHOD AND APPARATUS FOR RECORDING A MULTIPLEXED SIGNAL ON A RECORD MEDIUM
                US  4,796,098        2.00%      BANDED AND INTERLEAVED VIDEO DISC FORMAT
                US  4,797,752        2.00%      BANDED AND INTERLEAVED VIDEO DISC FORMAT
                US  4,810,223        2.00%      VIDEO RECORD DISC
                US  4,893,297        2.00%      VIDEO RECORD DISC AND PROCESS FOR MAKING SAME
                US  4,986,878        2.00%      METHOD AND APPARATUS FOR SCANNING A RECORDING MEDIUM FOR DEFECTS

                                  APPENDIX A

-----------------------------------------------------------------------------------------------------------------------------------
                               INDIVIDUAL
                                 PATENT
                     PATENT      ROYALTY
  COUNTRY            NUMBER       RATE                            TITLE
-----------------------------------------------------------------------------------------------------------------------------------
UNITED STATES   US  5,001,568     2.00%     SIGNAL EVALUATION BY ACCUMULATION AT ONE RATE AND RELEASING AND TESTING AT A SLOWER RATE
(cont.)         US  5,003,526     2.00%     SYSTEM FOR RECORDING DIGITAL INFORMATION IN A PULSE-LENGTH MODULATION FORMAT
                US  5,018,020     2.00%     RECORD DISC FOR STORING SEPARATE VIDEO AND AUDIO INFORMATION
                US  5,084,852     2.00%     SYSTEM FOR RECORDING DIGITAL INFORMATION IN A PULSE-LENGTH MODULATION FORMAT
                US  5,126,990     2.00%     A METHOD OF EVALUATING A STORAGE MEDIUM BY RECIRCULATING A TEST SAMPLE OF A SIGNAL
                US  5,136,558     2.00%     TWO AXIS ELECTROMAGNETIC ACTUATOR
                US  5,155,633     1.65%     ANAMORPHIC ACHROMATIC PRISM FOR OPTICAL DISC HEADS
                US  5,177,640     1.65%     TWO-AXIS MOVING COIL ACTUATOR
                US  5,220,434     2.00%     VIDEO RECORDING MEDIUM FOR STOP-MOTION PLAYBACK
                US  5,245,174     2.00%     FOCUS SENSING APPARATUS UTILIZING A REFLECTING SURFACE HAVING VARIABLE REFLECTIVITY
                US  5,253,244     2.00%     SYSTEM FOR RECORDING DIGITAL INFORMATION IN A PULSE-LENGTH MODULATION FORMAT
                US  5,265,079     2.00%     SEEK ACTUATOR FOR OPTICAL RECORDING
                US  5,313,332     0.60%     FLEXURE SUSPENSION FOR TWO AXIS ACTUATOR
                US  5,321,000     2.00%     SYSTEM FOR RECORDING DIGITAL INFORMATION IN A PULSE-LENGTH MODULATION FORMAT
                US  5,331,622     2.00%     COMPACT OPTICAL HEAD
                US  5,349,175     2.00%     FOCUS SENSING APPARATUS USING ELECTRICAL AGC TO ENHANCE DIFFERENTIAL FOCUS ERROR SIGNAL
                US  5,373,490     2.00%     SYSTEM FOR RECORDING DIGITAL INFORMATION IN A PULSE-LENGTH MODULATION FORMAT
                US  5,375,116     2.00%     SYSTEM FOR RECORDING DIGITAL INFORMATION IN A PULSE-LENGTH MODULATION FORMAT
                US  5,448,545     2.00%     SYSTEM FOR RECORDING DIGITAL INFORMATION IN A PULSE-LENGTH MODULATION FORMAT
                US  5,459,709     2.00%     SYSTEM FOR RECORDING DIGITAL INFORMATION IN A PULSE-LENGTH MODULATION FORMAT
                US  5,470,390     2.00%     SYSTEM FOR RECORDING DIGITAL INFORMATION IN A PULSE-LENGTH MODULATION FORMAT
                US  RE 32,431     2.00%     METHOD AND APPARATUS FOR RECOVERING INFORMATION FROM A ROTATABLE STORAGE DISC

-----------------------------------------------------------------------------------------------------------------------------------


         Note:  An "E" directly following the Patent Number indicates that patent has expired.

                                  APPENDIX B

 UNITED STATES AND CANADIAN PATENTS LICENSED TO LICENSEE UNDER THIS AGREEMENT:

                                  INDIVIDUAL
                                    PATENT
        PATENT NUMBER            ROYALTY RATE
        -------------            ------------


      APPENDIX B PATENTS SHALL BE ALL OF THE PATENTS LISTED IN APPENDIX A


                                  APPENDIX B

                                  APPENDIX C

LICENSEE'S Affiliates as of the effective date of this Agreement are:

                Company:
                          ------------------------------
                Address:
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                Company:
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                Address:
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                Company:
                          ------------------------------
                Address:
                          ------------------------------

                          ------------------------------

                          ------------------------------


                Company:
                          ------------------------------
                Address:
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                Company:
                          ------------------------------
                Address:
                          ------------------------------

                          ------------------------------

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                                  APPENDIX C

                Company:
                          ------------------------------
                Address:
                          ------------------------------

                          ------------------------------

                          ------------------------------


                Company:
                          ------------------------------
                Address:
                          ------------------------------

                          ------------------------------

                          ------------------------------


                Company:
                          ------------------------------
                Address:
                          ------------------------------

                          ------------------------------

                          ------------------------------


                Company:
                          ------------------------------
                Address:
                          ------------------------------

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                          ------------------------------


                Company:
                          ------------------------------
                Address:
                          ------------------------------

                          ------------------------------

                          ------------------------------


                                  APPENDIX C

                                 APPENDIX D-1

LICENSED DISC MANUFACTURERS WHO ARE PAYING UNITED STATES AND CANADIAN RATES:




                                       National Tape & Disc Inc.
Allied Digital Technologies
(Hauppauge Record Mfg., Ltd.)          Nimbus Manufacturing Inc.

Americ Disc Inc.                       Nippon Columbia Co., Ltd. (U.S.)

American MultiMedia, Inc.              Optical Disc Corporation

ASR Recording Services                 Philips (N.V.) Gloeilampenfabrieken

Astraltech Americas, Inc.              Pilz (U.S.)

Atlantic Recording Corporation         Pioneer

Bertelsmann de Mexico                  P & O Compact Disc

Better Quality Cassettes, Inc.         Producers Color/Technidisc

Cinram Ltd.                            Sanyo Laser Products

Denon Corporation (U.S.A)              Sanyo Verbarim CD Company, L.L.C.

Digital Audio Disc Corporation (U.S.)  Sonopress Inc. (U.S.)

Discovery Systems/Metatec              Sonopress (Germany)

Distribution North America             Sony Corporation (U.S.)

Eastern Standard Productions, Inc.     Sony Music Entertainment

Eva-Tone, Inc.                         Time Warner Inc. (U.S.)

EMI Manufacturing (USA)                U.S. Optical Disc

JVC America                            Warner Bros. Records Inc.

KAO Corporation                        Warner Communications Inc.

Kuraray Co., Ltd.                      WEA Manufacturing Inc.

Mitsubishi Plastics Industries Ltd.    Zomax Optical Media



                                 APPENDIX D-1

                                 APPENDIX D-2

LICENSED DISC MANUFACTURERS NOT PAYING UNITED STATES AND CANADIAN RATES:


Bertelsmann AG                             Pilz GmbH & Company
                                             Compact Disc KG
Damont Audio Limited
                                           Ritek Incorporation
EMI Compact Disc (Holland)
                                           Sanyo Electric Co., Ltd.
EMI Manufacturing Australia
                                           Seiko Epson
Fuji Photo Film Co., Ltd.
                                           Show-Ads Omega Pty. Ltd.
Fujitsu Limited                            (Disctronics Technologies)

Hitachi Ltd.                               Sonopress (Germany)

Japan Optical Disc Corporation             Sonopress (Mexico)

KAO Corporation                            Sonopress Pan Asia Ltd.

Matsushita Electric Industrial Co., Ltd.   Sony Corporation (Japan)

Mayking Records Ltd.                       Sony DADC Austria AG

Memory-Tech Corporation                    TDK Corporation

Mitsubishi Electric Corporation            Thorn EMI plc

Moulage Plastique de L'ouest (MPO)         Toshiba Corporation

Nimbus Manufacturing (UK) Ltd.             Toshiba-EMI Limited

Nippon Columbia Co., Ltd. (Japan)          Toyo Recording Co., Ltd.

Optrom, Inc.                               Victor Company of Japan


                                 APPENDIX D-2
                                  Page 1 of 1